MOVE IT BOAT & RV ST
MOVE IT
STORAGE
NORTHWEST
SELF
STORAGE
STORAGE

NATIONAL STORAGE
AFFILIATES

2024

FOURTH QUARTER EARNINGS RELEASE

& SUPPLEMENTAL FINANCIAL INFORMATION

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By MSA

21	Schedule 7 - Same Store Operating Data - Trailing Five Quarters

22	Schedule 8 - Reconciliation of Same Store Data and Net Operating Income to Net Income

23	Schedule 9 - Selected Financial Information

24	Glossary

February 26, 2025
National Storage Affiliates Trust Reports Fourth Quarter and Full Year 2024 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s fourth quarter and full year 2024 results.
Fourth Quarter 2024 Highlights
•Reported net income of $26.1 million for the fourth quarter of 2024, a decrease of 75.8% compared to the fourth quarter of 2023. Reported diluted earnings per share of $0.15 for the fourth quarter of 2024 compared to $0.72 for the fourth quarter of 2023.
•Reported core funds from operations ("Core FFO") of $81.2 million, or $0.60 per share for the fourth quarter of 2024, a decrease of 11.8% per share compared to the fourth quarter of 2023.
•Reported a decrease in same store net operating income ("NOI") of 7.5% for the fourth quarter of 2024 compared to the same period in 2023, driven by a 4.3% decrease in same store total revenues and a 4.7% increase in same store property operating expenses.
•Reported same store period-end occupancy of 84.4% as of December 31, 2024, a decrease of 140 basis points compared to December 31, 2023.
•Acquired four wholly-owned self storage properties for approximately $39.6 million during the fourth quarter of 2024.
•Entered into a new sales agreement for an At the Market ("ATM") program authorizing, but not obligating, the sale of up to $400.0 million of NSA's common shares of beneficial interest ("common shares") from time to time.
Full Year 2024 Highlights
•Reported net income of $183.3 million for full year 2024, a decrease of 22.7% compared to full year 2023. Reported diluted earnings per share of $1.18 for full year 2024 compared to $1.48 for full year 2023.
•Reported Core FFO of $308.7 million, or $2.44 per share for full year 2024, a decrease of 9.3% per share compared to full year 2023.
•Reported a decrease in same store NOI of 5.5% for full year 2024 compared to full year 2023, driven by a 3.0% decrease in same store total revenues and a 3.7% increase in same store property operating expenses.
•Acquired seven wholly-owned self storage properties for approximately $64.9 million and 18 self storage properties through the Company's unconsolidated real estate ventures for approximately $147.9 million during full year 2024.
•Completed the sales of 40 wholly-owned self storage properties to unaffiliated third parties for net proceeds of approximately $273.1 million and contributed 56 wholly-owned self storage properties to a joint venture between a subsidiary of NSA and a subsidiary of Heitman Capital Management, LLC (the "2024 Joint Venture") for approximately $346.5 million during full year 2024.
•Repurchased 7,400,322 common shares for approximately $275.2 million under the previously announced share repurchase program.
•Completed the internalization of the Company's participating regional operator ("PRO") structure. As a result, the Company purchased the PROs' management contracts, and in some cases, their brand names, related intellectual property and certain rights related to the PROs' tenant insurance programs.

David Cramer, President and Chief Executive Officer, commented, “Same store results were in line with our expectations for the fourth quarter as we were pleased to finish the heavy lifting from the internalization of our PRO structure. Core FFO per share came in at the high end of our expectations due primarily to lower-than-expected general and administrative expenses, better-than-expected contributions from our unconsolidated real estate ventures, and favorable property and tenant insurance outcomes.”
Mr. Cramer further commented, “We were focused throughout 2024 positioning NSA to realize outsized benefits as market fundamentals improve. While there is uncertainty in the macro environment for 2025, we have no near term debt maturities, and we remain focused on executing operationally and realizing the expected accretion that we’ve previously highlighted from the internalization of our PRO structure.”

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Change	2024	2023	Change
Net income	$26,131	$108,056	(75.8)%	$183,270	$236,988	(22.7)%

Funds From Operations ("FFO")(1)	$79,746	$83,369	(4.3)%	$304,123	$341,528	(11.0)%
Add back acquisition costs	328	235	39.6%	1,602	1,659	(3.4)%
Add integration and executive severance costs(2)	1,137	—	—%	2,671	—	—%
Subtract casualty-related recoveries(3)	—	—	—%	—	(522)	—%
Add loss on early extinguishment of debt	—	—	—%	323	758	(57.4)%
Core FFO(1)	$81,211	$83,604	(2.9)%	$308,719	$343,423	(10.1)%

Earnings per share - basic	$0.15	$0.77	(80.5)%	$1.18	$1.58	(25.3)%
Earnings per share - diluted	$0.15	$0.72	(79.2)%	$1.18	$1.48	(20.3)%

FFO per share and unit(1)	$0.59	$0.68	(13.2)%	$2.40	$2.67	(10.1)%
Core FFO per share and unit(1)	$0.60	$0.68	(11.8)%	$2.44	$2.69	(9.3)%

(1)
Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.

(2)	Integration costs relate to expenses incurred as a part of the internalization of the PRO structure. Executive severance costs are recorded within the line items "General and administrative expenses" and "Non-operating (expense) income" in our consolidated statements of operations.
(3)	Casualty-related recoveries in 2023 relate to casualty-related expenses incurred during 2022 and are recorded in the line item "Other" within operating expenses in our consolidated statements of operations.
Net income decreased $81.9 million for the fourth quarter of 2024 and by $53.7 million for the year ended December 31, 2024 ("year-to-date") as compared to the same periods in 2023. These decreases were primarily driven by a decrease in NOI, resulting from: (i) the sale of 32 self storage properties to an unaffiliated third party in December 2023, (ii) the contribution of 56 self storage properties to the 2024 Joint Venture, in the first quarter of 2024, and (iii) the sale of 40 self storage properties to unaffiliated third parties in the year ended December 31, 2024. Additionally, the decrease in net income for the fourth quarter of 2024 was impacted by a gain on sale of self storage properties in the fourth quarter of 2023. The decreases in net income for the fourth quarter and year-to-date were partially offset by decreases in depreciation expense of $5.8 million and $32.1 million, respectively, and interest expense of $6.1 million and $11.9 million, respectively.
The decreases in FFO and Core FFO for the fourth quarter of 2024 and year-to-date were the result of a decrease in NOI of 16.0% and 13.3%, respectively, which were partially offset by a decrease in interest expense of 13.4% and 7.2%, respectively, as compared to the same periods in 2023. The decrease in FFO and Core FFO per share and unit for the fourth quarter of 2024 and year-to-date was largely driven by a decrease in same store NOI, partially offset by decreased management fees paid to former PROs, reflected within general and administrative expenses, following the internalization of the PRO structure.

Same Store Operating Results (776 Stores)

($ in thousands, except per square foot data)	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Change	2024	2023	Change
Total revenues	$170,687	$178,314	(4.3)%	$693,548	$715,296	(3.0)%
Property operating expenses	49,837	47,614	4.7%	199,496	192,288	3.7%
Net Operating Income (NOI)	$120,850	$130,700	(7.5)%	$494,052	$523,008	(5.5)%
NOI Margin	70.8%	73.3%	(2.5)%	71.2%	73.1%	(1.9)%

Average Occupancy	85.2%	87.0%	(1.8)%	85.8%	88.7%	(2.9)%
Average Annualized Rental Revenue Per Occupied Square Foot	$15.56	$15.96	(2.5)%	$15.68	$15.71	(0.2)%
Year-over-year same store total revenues decreased 4.3% for the fourth quarter of 2024 and 3.0% year-to-date as compared to the same periods in 2023. The decrease for the fourth quarter was driven primarily by a 180 basis point decrease in average occupancy and a 2.5% decrease in average annualized rental revenue per occupied square foot. The year-to-date same store total revenue decrease was driven primarily by a 290 basis point decrease in average occupancy and a 0.2% decrease in average annualized rental revenue per occupied square foot. Markets which generated above portfolio average same store total revenue growth include: San Juan, Wichita and Portland. Markets which generated below portfolio average same store total revenue growth include: Riverside-San Bernardino, Atlanta and Phoenix.
Year-over-year same store property operating expenses increased 4.7% for the fourth quarter of 2024 and 3.7% year-to-date as compared to the same periods in 2023. The increases were primarily driven by increases in marketing, insurance, and property tax expense, partially offset by decreases in personnel costs and repairs and maintenance expenses.
Investment Activity
During the fourth quarter, NSA invested $39.6 million in the acquisition of four wholly-owned self storage properties consisting of approximately 263,000 rentable square feet configured in approximately 2,100 storage units. Total consideration for these acquisitions included approximately $39.5 million of net cash and the assumption of approximately $0.1 million of other liabilities.
Balance Sheet
For the full year 2024, NSA repurchased 7,400,322 common shares for approximately $275.2 million, under a previously announced share repurchase plan, under which no common shares remain available for repurchase. On November 14, 2024, NSA approved a new share repurchase program authorizing, but not obligating, the repurchase of up to $350.0 million of its common shares from time to time. NSA expects to acquire the common shares through open market or privately negotiated transactions. The timing and amount of repurchase transactions, if any, will be determined by NSA's management based on its evaluation of market conditions, share price, legal requirements and other factors.
On November 19, 2024, NSA and its operating partnership, NSA OP, LP, entered into a sales agreement with certain sales agents, forward sellers and forward purchasers pursuant to which NSA may sell from time to time up to $400.0 million of its common shares in sales deemed to be "at the market offerings." The timing and amount of these offerings, if any, will be determined by NSA's management based on its evaluation of market conditions, share price, legal requirements and other factors.
As of February 24, 2025, NSA has no debt maturities in 2025 and approximately $512.5 million of available capacity on its $950.0 million revolving line of credit.

Common Share Dividends
On November 14, 2024, NSA's Board of Trustees declared a quarterly cash dividend of $0.57 per common share. The fourth quarter 2024 dividend was paid on December 31, 2024 to shareholders of record as of December 13, 2024.
For full year 2024, NSA's Board of Trustees declared cash dividends of $2.25 per common share.
2025 Guidance
The following table outlines NSA's Core FFO per share guidance estimates and related assumptions for the year ended December 31, 2025.

	Ranges for Full Year 2025		Actual Results for Full Year 2024
	Low	High
Core FFO per share(1)	$2.30	$2.38	$2.44

Same store operations(2)
Total revenue growth	(1.25)%	1.25%	(3.0)%
Property operating expenses growth	3.0%	4.0%	3.7%
NOI growth	(2.8)%	0.0%	(5.5)%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$45.5	$47.5	$49.7
Equity-based compensation, in millions	$8.0	$8.5	$7.9

Management fees and other revenue, in millions	$49.5	$51.5	$42.7
Core FFO from unconsolidated real estate ventures, in millions	$21.5	$23.5	$24.2

Acquisitions - consolidated and joint venture (at share), in millions(3)	$100.0	$300.0	$101.8
Dispositions - consolidated and joint venture (at share), in millions(3)	$100.0	$300.0	$273.1

	Ranges for Full Year 2025
	Low	High
Earnings per share - diluted	$0.64	$0.70
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	(0.14)	(0.19)
Add real estate depreciation and amortization	1.47	1.50
Add (subtract) equity in losses (earnings) of unconsolidated real estate ventures	0.13	0.14
Add NSA's share of FFO of unconsolidated real estate ventures	0.16	0.17
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.02
Add integration and executive severance costs	0.03	0.04
Core FFO per share and unit	$2.30	$2.38

(1)	The table above provides a reconciliation of the range of estimated earnings per share - diluted to estimated Core FFO per share and unit.
(2)	2025 guidance reflects NSA's 2025 same store pool comprising 771 stores. 2024 actual results reflect NSA's 2024 same store pool comprising 776 stores.
(3)	NSA's actual results for full year 2024 exclude the contribution of wholly-owned self storage properties into the 2024 Joint Venture for approximately $346.5 million.

Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at www.nsastorage.com and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on February 26, 2025.
Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Time on Thursday, February 27, 2025 to discuss its fourth quarter 2024 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nsastorage.com.
Conference Call and Webcast:
Date/Time: Thursday, February 27, 2025, 1:00 pm ET
Webcast available at: www.nsastorage.com.
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
A replay of the webcast will be available for 30 days on NSA's website at www.nsastorage.com.
Upcoming Industry Conference
NSA management is scheduled to participate in Citi's 2025 Global Property CEO Conference on March 3 - 5, 2025 in Hollywood, Florida.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. As of December 31, 2024, the Company held ownership interests in and operated 1,074 self storage properties, located in 42 states and Puerto Rico with approximately 70.2 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nsastorage.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 1000 Index of Companies and the S&P MidCap 400 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, inflation, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions under contract; the Company's ability to realize the benefits from the internalization of the PRO structure; and the Company's guidance estimates for the year ended December 31, 2025. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
REVENUE
Rental revenue	$171,029	$198,693	$700,247	$793,966
Other property-related revenue	6,708	7,502	27,362	29,686
Management fees and other revenue	12,381	9,217	42,726	34,411
Total revenue	190,118	215,412	770,335	858,063
OPERATING EXPENSES
Property operating expenses	52,245	56,828	211,852	228,986
General and administrative expenses	12,629	14,956	57,606	59,281
Depreciation and amortization	48,153	53,988	189,855	221,993
Other	3,356	2,577	13,866	11,108
Total operating expenses	116,383	128,349	473,179	521,368
OTHER (EXPENSE) INCOME
Interest expense	(39,340)	(45,441)	(154,260)	(166,147)
Loss on early extinguishment of debt	—	—	(323)	(758)
Equity in (losses) earnings of unconsolidated real estate ventures	(5,284)	2,084	(16,075)	7,553
Acquisition and integration costs	(1,465)	(235)	(3,616)	(1,659)
Non-operating (expense) income	(38)	(590)	314	(1,016)
Gain on sale of self storage properties	—	63,910	63,841	63,910
Other (expense) income, net	(46,127)	19,728	(110,119)	(98,117)
Income before income taxes	27,608	106,791	187,037	238,578
Income tax (expense) benefit	(1,477)	1,265	(3,767)	(1,590)
Net income	26,131	108,056	183,270	236,988
Net income attributable to noncontrolling interests	(9,403)	(39,031)	(71,752)	(80,319)
Net income attributable to National Storage Affiliates Trust	16,728	69,025	111,518	156,669
Distributions to preferred shareholders	(5,113)	(5,110)	(20,445)	(19,019)
Net income attributable to common shareholders	$11,615	$63,915	$91,073	$137,650

Earnings per share - basic	$0.15	$0.77	$1.18	$1.58
Earnings per share - diluted	$0.15	$0.72	$1.18	$1.48

Weighted average shares outstanding - basic	76,240	82,642	76,844	86,846
Weighted average shares outstanding - diluted	76,240	141,319	76,844	146,023

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	December 31,	December 31,
	2024	2023
ASSETS
Real estate
Self storage properties	$5,864,134	$5,792,174
Less accumulated depreciation	(1,051,638)	(874,359)
Self storage properties, net	4,812,496	4,917,815
Cash and cash equivalents	50,408	64,980
Restricted cash	345	22,713
Debt issuance costs, net	5,632	8,442
Investment in unconsolidated real estate ventures	246,193	211,361
Other assets, net	218,482	134,002
Assets held for sale, net	—	550,199
Operating lease right-of-use assets	20,906	22,299
Total assets	$5,354,462	$5,931,811
LIABILITIES AND EQUITY
Liabilities
Debt financing	$3,449,087	$3,658,205
Accounts payable and accrued liabilities	98,657	92,766
Interest rate swap liabilities	471	3,450
Operating lease liabilities	22,888	24,195
Deferred revenue	20,012	27,354
Total liabilities	3,591,115	3,805,970
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 14,695,458 and 14,685,716 issued (in series) and outstanding at December 31, 2024 and December 31, 2023, respectively, at liquidation preference	340,895	340,651
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 76,344,661 and 82,285,995 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	763	823
Additional paid-in capital	1,249,426	1,509,563
Distributions in excess of earnings	(530,652)	(449,907)
Accumulated other comprehensive income	15,548	21,058
Total shareholders' equity	1,075,980	1,422,188
Noncontrolling interests	687,367	703,653
Total equity	1,763,347	2,125,841
Total liabilities and equity	$5,354,462	$5,931,811

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$26,131	$108,056	$183,270	$236,988
Add (subtract):
Real estate depreciation and amortization	47,770	53,659	188,358	220,737
Equity in losses (earnings) of unconsolidated real estate ventures	5,284	(2,084)	16,075	(7,553)
Company's share of FFO in unconsolidated real estate ventures	6,129	6,095	24,156	24,636
Gain on sale of self storage properties	—	(63,910)	(63,841)	(63,910)
Distributions to preferred shareholders and unitholders	(5,568)	(5,572)	(22,273)	(20,330)
FFO attributable to subordinated performance units(1)	—	(12,875)	(21,622)	(49,040)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	79,746	83,369	304,123	341,528
Add (subtract):
Acquisition costs	328	235	1,602	1,659
Integration and executive severance costs(2)	1,137	—	2,671	—
Casualty-related recoveries(3)	—	—	—	(522)
Loss on early extinguishment of debt	—	—	323	758
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$81,211	$83,604	$308,719	$343,423

Weighted average shares and units outstanding - FFO and Core FFO:(4)
Weighted average shares outstanding - basic	76,240	82,642	76,844	86,846
Weighted average restricted common shares outstanding	19	23	20	25
Weighted average OP units outstanding	52,260	37,701	45,110	38,302
Weighted average DownREIT OP unit equivalents outstanding	5,769	2,120	3,955	2,120
Weighted average LTIP units outstanding	706	577	684	553
Total weighted average shares and units outstanding - FFO and Core FFO	134,994	123,063	126,613	127,846

FFO per share and unit	$0.59	$0.68	$2.40	$2.67
Core FFO per share and unit	$0.60	$0.68	$2.44	$2.69

(1)	Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2)	Integration costs relate to expenses incurred as a part of the internalization of the PRO structure. Executive severance costs are recorded within the line items "General and administrative expenses" and "Non-operating (expense) income" in our consolidated statements of operations.
(3)	Casualty-related recoveries in 2023 relate to casualty-related expenses incurred during 2022 and are recorded in the line item "Other" within operating expenses in our consolidated statements of operations.
(4)
NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). All subordinated performance units and DownREIT subordinated performance units were converted into OP units on July 1, 2024, in connection with the internalization of the PRO structure. See footnote(5) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Earnings per share - diluted	$0.15	$0.72	$1.18	$1.48
Impact of the difference in weighted average number of shares(5)	(0.07)	0.11	(0.46)	0.23
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(6)	0.07	—	0.55	—
Add real estate depreciation and amortization	0.35	0.44	1.49	1.73
Add (subtract) equity in losses (earnings) of unconsolidated real estate ventures	0.04	(0.02)	0.12	(0.06)
Add Company's share of FFO in unconsolidated real estate ventures	0.05	0.05	0.19	0.19
Subtract gain on sale of self storage properties	—	(0.52)	(0.50)	(0.52)
FFO attributable to subordinated performance unitholders	—	(0.10)	(0.17)	(0.38)
FFO per share and unit	0.59	0.68	2.40	2.67
Add acquisition costs	—	—	0.02	0.01
Add integration and executive severance costs	0.01	—	0.02	—
Add loss on early extinguishment of debt	—	—	—	0.01
Core FFO per share and unit	$0.60	$0.68	$2.44	$2.69

(5)
Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may have only been convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. All outstanding subordinated performance units and DownREIT subordinated performance units were converted into OP units on July 1, 2024, in connection with the internalization of the PRO structure. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(6)
Represents the effect of adjusting the numerator to consolidated net income prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(5).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$26,131	$108,056	$183,270	$236,988
(Subtract) add:
Management fees and other revenue	(12,381)	(9,217)	(42,726)	(34,411)
General and administrative expenses	12,629	14,956	57,606	59,281
Other	3,356	2,577	13,866	11,108
Depreciation and amortization	48,153	53,988	189,855	221,993
Interest expense	39,340	45,441	154,260	166,147
Equity in losses (earnings) of unconsolidated real estate ventures	5,284	(2,084)	16,075	(7,553)
Loss on early extinguishment of debt	—	—	323	758
Acquisition and integration costs	1,465	235	3,616	1,659
Income tax expense (benefit)	1,477	(1,265)	3,767	1,590
Gain on sale of self storage properties	—	(63,910)	(63,841)	(63,910)
Non-operating expense (income)	38	590	(314)	1,016
Net Operating Income	$125,492	$149,367	$515,757	$594,666

EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$26,131	$108,056	$183,270	$236,988
Add:
Depreciation and amortization	48,153	53,988	189,855	221,993
Company's share of unconsolidated real estate venture depreciation and amortization	5,609	4,011	20,719	17,083
Interest expense	39,340	45,441	154,260	166,147
Income tax expense (benefit)	1,477	(1,265)	3,767	1,590
Loss on early extinguishment of debt	—	—	323	758
EBITDA	120,710	210,231	552,194	644,559
Add (subtract):
Acquisition costs	328	235	1,602	1,659
Effect of hypothetical liquidation at book value (HLBV) accounting for unconsolidated 2024 Joint Venture(1)	5,804	—	19,511	—
Gain on sale of self storage properties	—	(63,910)	(63,841)	(63,910)
Integration and executive severance costs, excluding equity-based compensation(2)	779	—	1,879	—
Casualty-related recoveries(3)	—	—	—	(522)
Equity-based compensation expense(4)	2,213	1,651	8,310	6,679
Adjusted EBITDA	$129,834	$148,207	$519,655	$588,465

(1)
Reflects the non-cash impact of applying HLBV to the 2024 Joint Venture, which allocates GAAP income (loss) on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.

(2)	Integration costs relate to expenses incurred as a part of the internalization of the PRO structure. Executive severance costs are recorded within the line items "General and administrative expenses" and "Non-operating (expense) income" in our consolidated statements of operations.
(3)	Casualty-related recoveries in 2023 relate to casualty-related expenses incurred during 2022 and are recorded in the line item "Other" within operating expenses in our consolidated statements of operations.
(4)
Equity-based compensation expense is a non-cash item recorded within general and administrative expenses and acquisition and integration costs in our consolidated statements of operations. Of the total amounts shown, for the three months and year ended December 31, 2024, $0.4 million relates to the internalization of our PRO structure and is included in acquisition and integration costs.

Supplemental Schedule 3

Portfolio Summary
As of December 31, 2024
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	175	80,783	11,256,079	84.3%	Texas	202	97,886	13,367,937	84.6%
California	86	51,356	6,466,128	84.8%	Florida	106	60,436	6,833,788	86.0%
Florida	79	45,400	5,117,405	85.5%	California	98	58,003	7,245,162	84.9%
Oregon	70	29,262	3,660,314	86.6%	Georgia	72	33,562	4,608,854	80.8%
Georgia	50	21,982	3,021,617	79.7%	Oregon	70	29,262	3,660,314	86.6%
North Carolina	35	17,271	2,160,187	88.5%	Oklahoma	52	22,408	3,266,709	80.7%
Arizona	34	18,882	2,174,625	81.6%	Arizona	36	19,891	2,284,755	81.2%
Oklahoma	33	15,297	2,136,981	83.4%	North Carolina	35	17,271	2,160,187	88.5%
Louisiana	25	11,453	1,388,585	79.4%	Ohio	27	14,883	1,852,789	84.7%
Pennsylvania	22	10,439	1,296,020	82.2%	Louisiana	25	11,453	1,388,585	79.4%
Colorado	22	9,480	1,195,764	83.0%	Alabama	25	11,821	1,758,944	78.7%
Washington	19	6,637	871,889	85.5%	Michigan	25	15,940	2,018,798	88.3%
Puerto Rico	15	12,848	1,379,097	90.9%	Pennsylvania	25	12,073	1,456,490	83.0%
Nevada	15	7,570	963,297	86.6%	Colorado	22	9,480	1,195,764	83.0%
New Hampshire	15	7,160	890,295	88.4%	Kansas	21	7,774	1,068,725	86.0%
Kansas	14	4,925	669,676	84.7%	New Jersey	20	13,515	1,603,297	85.6%
Indiana	12	6,530	827,524	81.5%	Tennessee	20	10,248	1,310,304	85.0%
Alabama	11	6,034	909,280	74.8%	Washington	19	6,637	871,889	85.5%
New Mexico	10	5,510	713,507	84.9%	Nevada	19	9,457	1,247,840	84.9%
Other(1)	73	40,306	5,075,765	82.9%	Indiana	19	9,821	1,286,329	81.9%
Total	815	409,125	52,174,035	84.2%	Puerto Rico	15	12,848	1,379,097	90.9%
					Massachusetts	15	11,058	1,209,811	86.2%
					New Hampshire	15	7,160	890,295	88.4%
					Minnesota	12	5,726	732,395	84.9%
					Illinois	10	6,764	727,778	84.9%
					New Mexico	10	5,510	713,507	84.9%
					Other(2)	59	31,605	4,042,146	83.4%
					Total	1,074	552,492	70,182,489	84.4%

(1)
Other states in NSA's owned portfolio as of December 31, 2024 include Arkansas, Connecticut, Idaho, Illinois, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Missouri, Montana, New Jersey, New York, Ohio, South Carolina, Tennessee, Utah, Virginia, Wisconsin and Wyoming.

(2)
Other states in NSA's operated portfolio as of December 31, 2024 include Arkansas, Connecticut, Delaware, Idaho, Iowa, Kentucky, Maryland, Mississippi, Missouri, Montana, New York, Rhode Island, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2024 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of Equity	Other Liabilities / (Other Assets)	Total

March 31, 2024	—	—	—	$—	$—	$—	$—
June 30, 2024	3	1,291	200,313	25,063	—	174	25,237
September 30, 2024	—	—	—	—	—	—	—
December 31, 2024	4	2,129	262,629	39,514	—	122	39,636

Unconsolidated Real Estate Ventures (at 100%)(3)
March 31, 2024	56	24,015	3,227,743	346,194	—	2,237	348,431
June 30, 2024	—	—	—	—	—	—	—
September 30, 2024	18	7,698	1,237,263	146,976	—	882	147,858
December 31, 2024	—	—	—	—	—	—	—
Total Investments(4)	81	35,133	4,927,948	$557,747	$—	$3,415	$561,162

2024 Disposition & Divestiture Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Net Proceeds
Self Storage Properties sold to 3rd Parties
March 31, 2024	39	17,610	2,417,135	$265,063
June 30, 2024	1	1,066	155,113	8,035
September 30, 2024	—	—	—	—
December 31, 2024	—	—	—	—

Self Storage Properties contributed to Joint Venture
March 31, 2024	56	24,015	3,227,743	343,714
Total Dispositions and Divestitures(5)	96	42,691	5,799,991	$616,812

(3)	Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(4)
NSA through its unconsolidated real estate ventures and wholly-owned portfolio acquired self storage properties located in Florida (3), Georgia (11), Indiana (7), Kansas (7), Missouri (2), North Carolina (1), Ohio (12), Oklahoma (13), Tennessee (6) and Texas (19).

(5)
NSA disposed of self storage properties are located in California (1), Georgia (11), Illinois (4), Indiana (9), Kansas (9), Louisiana (6), Missouri (9), Mississippi (3), Ohio (12), South Carolina (1), Tennessee (6) and Texas (25).

Supplemental Schedule 4

Debt and Equity Capitalization									BBB+ Rated
As of December 31, 2024									(with Negative Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2025	2026	2027	2028	2029	2030	2031	Thereafter	Total
Credit Facility:
Revolving line of credit(2)	4.32%	Variable(3)	January 2027	$—	$—	$443,300	$—	$—	$—	$—	$—	$443,300
Term loan - Tranche D	3.96%	Swapped To Fixed	July 2026	—	275,000	—	—	—	—	—	—	275,000
Term loan - Tranche E	4.89%	Swapped To Fixed(3)	March 2027	—	—	130,000	—	—	—	—	—	130,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	75,000	—	—	—	—	75,000
Term loan facility - April 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	100,000	—	—	—	100,000
Term loan facility - June 2029	5.37%	Swapped To Fixed	June 2029	—	—	—	—	285,000	—	—	—	285,000
May 2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	35,000	—	—	—	—	—	—	35,000
October 2026 Senior Unsecured Notes	6.46%	Fixed	October 2026	—	65,000	—	—	—	—	—	—	65,000
July 2028 Senior Unsecured Notes	5.75%	Fixed	July 2028	—	—	—	120,000	—	—	—	—	120,000
September 2028 Senior Unsecured Notes	5.40%	Fixed	September 2028	—	—	—	75,000	—	—	—	—	75,000
October 2028 Senior Unsecured Notes	6.55%	Fixed	October 2028	—	—	—	100,000	—	—	—	—	100,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	100,000	—	—	—	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	150,000	—	—	150,000
October 2030 Senior Unsecured Notes	6.66%	Fixed	October 2030	—	—	—	—	—	35,000	—	—	35,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	—	75,000	—	—	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	90,000	—	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	50,000	—	50,000
September 2031 Senior Unsecured Notes	5.55%	Fixed	September 2031	—	—	—	—	—	—	125,000	—	125,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	—	175,000	—	175,000
August 2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
November 2032 Senior Unsecured Notes	5.06%	Fixed	November 2032	—	—	—	—	—	—	—	200,000	200,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
October 2033 Senior Unsecured Notes	6.73%	Fixed	October 2033	—	—	—	—	—	—	—	50,000	50,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2034 Senior Unsecured Notes	5.74%	Fixed	September 2034	—	—	—	—	—	—	—	150,000	150,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.54%	Fixed	August 2027 - October 2031	—	—	84,900	88,000	—	—	27,893	—	200,793
Total Principal/Weighted Average	4.37%		5.0 years	$—	$375,000	$658,200	$458,000	$485,000	$260,000	$467,893	$755,000	$3,459,093
Weighted average effective interest rate of maturing debt				—%	4.22%	4.41%	5.11%	4.86%	3.41%	3.80%	4.36%
Unamortized debt issuance costs and debt premium, net												(10,006)
Total Debt												$3,449,087

(1)	Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2)	NSA may, at its election, extend the maturity date of the revolving line of credit to January 2028, subject to meeting customary conditions and payment of an extension fee.
(3)
For the $950 million revolving line of credit, the effective interest rate (i) is calculated based on Daily Simple SOFR plus an applicable margin of 1.30% and a SOFR Index Adjustment of 0.10%, and excludes fees which range from 0.15% to 0.20% for unused borrowings, and (ii) incorporates the impact of interest rate swaps on $225.0 million of notional that matured on February 3, 2025. Excluding the impact of such swaps, the effective rate on the revolving line of credit was 5.71%. $125.0 million of the Tranche E term loan is subject to interest rate swaps, the maturity of which extends through the Tranche E maturity.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of December 31, 2024
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.5x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	2.8x
Total Leverage Ratio	< 60.0%	44.5%

Preferred Shares and Units

Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	9,027,330
6.000% Series B cumulative redeemable preferred shares of beneficial interest	4,608,445
Preferred shares of beneficial interest(5)	13,635,775
6.000% Series A-1 cumulative redeemable preferred units	1,202,598

Common Shares and Units

Outstanding
Common shares of beneficial interest	76,325,796
Restricted common shares	18,865
Total shares outstanding	76,344,661
Operating partnership units	52,173,489
DownREIT operating partnership unit equivalents	5,769,214
Total operating partnership units	57,942,703
Long-term incentive plan units	794,926
Total common shares and units outstanding	135,082,290

(5)
The Company's balance sheet at December 31, 2024 reflects 14,695,458 preferred shares of beneficial interest, which includes 5,668,128 Series B Preferred Shares issued and outstanding. We have reflected 13,635,775 preferred shares herein, which corresponds to the $340.9 million liquidation preference reflected on the balance sheet at December 31, 2024. As part of a 2023 property acquisition of 15 properties from one of the Company's former participating regional operators (the "Contributor"), the Company recorded a $26.1 million promissory note receivable from the Contributor, and the Contributor used the loan proceeds to acquire $26.1 million of OP equity. The promissory note bears interest at a rate equivalent to the dividends paid on 1,059,683 Series B Preferred Shares. As a result of these agreements, in accordance with GAAP, the $26.1 million promissory note receivable, interest income on the promissory note receivable, $26.1 million of Series B Preferred Shares value, and dividends on such Series B Preferred Shares have been offset for presentation purposes in the accompanying consolidated balance sheets and consolidated statements of operations.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Real Estate Venture Balance Sheet Data as of December 31, 2024
				Number of Stores at December 31,			Occupancy at Period End
Real Estate Ventures	Carrying Value of NSA's Investment(1)	Gross Book Value of Real Estate Assets	Outstanding Debt	2024	2023	Total Rentable Square Feet	FY 2024	FY 2023
2016 Joint Venture	$99,514	$927,982	$358,141	81	81	5,689,541	87.0%	85.1%
2018 Joint Venture	96,635	1,282,696	646,005	104	104	7,855,935	85.9%	85.3%
2023 Joint Venture	37,424	146,502	—	18	—	1,236,583	72.2%	—
2024 Joint Venture	12,620	343,452	209,023	56	—	3,226,395	84.4%	—
Total	$246,193	$2,700,632	$1,213,169	259	185	18,008,454	85.1%	85.2%

Combined Operating Information(2)

	Three Months Ended December 31, 2024					Year Ended December 31, 2024
	2016 Joint Venture	2018 Joint Venture	2023 Joint Venture	2024 Joint Venture	Total	2016 Joint Venture	2018 Joint Venture	2023 Joint Venture	2024 Joint Venture	Total
Total revenue	$22,531	$28,000	$2,523	$9,321	$62,375	$90,521	$114,426	$4,030	$33,503	$242,480
Property operating expenses	7,159	8,384	869	3,623	20,035	28,720	33,330	1,400	13,108	76,558
Net operating income	15,372	19,616	1,654	5,698	42,340	61,801	81,096	2,630	20,395	165,922
Supervisory, administrative and other expenses	(1,628)	(1,767)	(240)	(504)	(4,139)	(6,545)	(7,111)	(405)	(1,761)	(15,822)
Depreciation and amortization	(5,613)	(10,164)	(1,899)	(4,761)	(22,437)	(22,814)	(40,330)	(3,130)	(16,604)	(82,878)
Interest expense	(3,279)	(7,145)	—	(3,234)	(13,658)	(13,091)	(28,578)	—	(11,394)	(53,063)
Acquisition and other income (expense)	1	(537)	(12)	63	(485)	(13)	(704)	(25)	65	(677)
Net income (loss)	$4,853	$3	$(497)	$(2,738)	$1,621	$19,338	$4,373	$(930)	$(9,299)	$13,482
Add (subtract):
Unconsolidated real estate venture real estate depreciation and amortization	5,613	10,164	1,899	4,761	22,437	22,814	40,330	3,130	16,604	82,878
FFO and Core FFO for unconsolidated real estate ventures	$10,466	$10,167	$1,402	$2,023	$24,058	$42,152	$44,703	$2,200	$7,305	$96,360

(1)	NSA's investment in its unconsolidated real estate ventures are recorded under the equity method of accounting. Under the equity method, NSA’s investments in unconsolidated real estate ventures are stated at cost and adjusted for NSA’s share of net earnings or losses and reduced by distributions.
(2)	Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2024 compared to Three Months Ended December 31, 2023

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	4Q 2024	4Q 2023	Change	4Q 2024	4Q 2023	Change	4Q 2024	4Q 2023	Change	4Q 2024	4Q 2023	Change
Portland-Vancouver-Hillsboro, OR-WA	52	$11,011	$11,122	(1.0)%	$2,851	$2,720	4.8%	$8,160	$8,402	(2.9)%	74.1%	75.5%	(1.4)%
Riverside-San Bernardino-Ontario, CA	48	12,895	13,852	(6.9)%	2,865	3,050	(6.1)%	10,030	10,802	(7.1)%	77.8%	78.0%	(0.2)%
Houston-The Woodlands-Sugar Land, TX	37	8,278	8,456	(2.1)%	3,184	2,611	21.9%	5,094	5,845	(12.8)%	61.5%	69.1%	(7.6)%
Atlanta-Sandy Springs-Alpharetta, GA	30	5,580	6,461	(13.6)%	1,560	1,587	(1.7)%	4,020	4,874	(17.5)%	72.0%	75.4%	(3.4)%
Dallas-Fort Worth-Arlington, TX	27	4,849	5,001	(3.0)%	1,762	1,618	8.9%	3,087	3,383	(8.7)%	63.7%	67.6%	(3.9)%
Phoenix-Mesa-Chandler, AZ	25	5,487	6,088	(9.9)%	1,331	1,501	(11.3)%	4,156	4,587	(9.4)%	75.7%	75.3%	0.4%
McAllen-Edinburg-Mission, TX	21	4,500	4,816	(6.6)%	1,304	1,222	6.7%	3,196	3,594	(11.1)%	71.0%	74.6%	(3.6)%
Oklahoma City, OK	20	3,242	3,385	(4.2)%	894	828	8.0%	2,348	2,557	(8.2)%	72.4%	75.5%	(3.1)%
Brownsville-Harlingen, TX	16	2,830	2,956	(4.3)%	785	746	5.2%	2,045	2,210	(7.5)%	72.3%	74.8%	(2.5)%
San Antonio-New Braunfels, TX	15	2,730	2,885	(5.4)%	1,043	1,021	2.2%	1,687	1,864	(9.5)%	61.8%	64.6%	(2.8)%
North Port-Sarasota-Bradenton, FL	15	4,339	4,765	(8.9)%	1,367	1,345	1.6%	2,972	3,420	(13.1)%	68.5%	71.8%	(3.3)%
Los Angeles-Long Beach-Anaheim, CA	14	5,766	6,168	(6.5)%	1,356	1,468	(7.6)%	4,410	4,700	(6.2)%	76.5%	76.2%	0.3%
Colorado Springs, CO	14	2,110	2,177	(3.1)%	848	608	39.5%	1,262	1,569	(19.6)%	59.8%	72.1%	(12.3)%
San Juan-Bayamón-Caguas, PR	14	9,214	9,096	1.3%	1,796	1,698	5.8%	7,418	7,398	0.3%	80.5%	81.3%	(0.8)%
Tulsa, OK	13	1,997	2,118	(5.7)%	620	523	18.5%	1,377	1,595	(13.7)%	69.0%	75.3%	(6.3)%
Shreveport-Bossier City, LA	12	1,526	1,628	(6.3)%	529	488	8.4%	997	1,140	(12.5)%	65.3%	70.0%	(4.7)%
Austin-Round Rock-Georgetown, TX	12	3,372	3,458	(2.5)%	1,127	914	23.3%	2,245	2,544	(11.8)%	66.6%	73.6%	(7.0)%
Las Vegas-Henderson-Paradise, NV	12	2,624	2,779	(5.6)%	619	749	(17.4)%	2,005	2,030	(1.2)%	76.4%	73.0%	3.4%
New Orleans-Metairie, LA	12	2,145	2,170	(1.2)%	721	603	19.6%	1,424	1,567	(9.1)%	66.4%	72.2%	(5.8)%
Wichita, KS	12	1,762	1,753	0.5%	668	553	20.8%	1,094	1,200	(8.8)%	62.1%	68.5%	(6.4)%
Other MSAs	355	74,430	77,180	(3.6)%	22,607	21,761	3.9%	51,823	55,419	(6.5)%	69.6%	71.8%	(2.2)%
Total/Weighted Average	776	$170,687	$178,314	(4.3)%	$49,837	$47,614	4.7%	$120,850	$130,700	(7.5)%	70.8%	73.3%	(2.5)%

2023 Same Store Pool(2)	723	$159,290	$166,665	(4.4)%	$46,120	$43,880	5.1%	$113,170	$122,785	(7.8)%	71.0%	73.7%	(2.7)%

2022 Same Store Pool(3)	565	$121,730	$128,698	(5.4)%	$34,087	$32,913	3.6%	$87,643	$95,785	(8.5)%	72.0%	74.4%	(2.4)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2023.
(3)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2022.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2024 compared to Three Months Ended December 31, 2023
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		4Q 2024	4Q 2023	Change	4Q 2024	4Q 2023	Change	4Q 2024	4Q 2023	Change
Portland-Vancouver-Hillsboro, OR-WA	21,027	2,566,876	87.6%	84.7%	2.9%	88.4%	85.8%	2.6%	$18.81	$19.62	(4.1)%
Riverside-San Bernardino-Ontario, CA	26,481	3,606,608	86.2%	86.3%	(0.1)%	86.9%	87.7%	(0.8)%	15.90	16.71	(4.8)%
Houston-The Woodlands-Sugar Land, TX	18,044	2,764,527	85.9%	88.3%	(2.4)%	87.3%	89.7%	(2.4)%	13.16	13.02	1.1%
Atlanta-Sandy Springs-Alpharetta, GA	14,242	1,991,779	79.9%	81.6%	(1.7)%	81.6%	83.6%	(2.0)%	13.20	15.03	(12.2)%
Dallas-Fort Worth-Arlington, TX	12,344	1,605,800	79.3%	84.6%	(5.3)%	80.7%	85.2%	(4.5)%	14.36	14.30	0.4%
Phoenix-Mesa-Chandler, AZ	14,750	1,650,300	82.4%	84.3%	(1.9)%	82.6%	85.0%	(2.4)%	15.57	16.79	(7.3)%
McAllen-Edinburg-Mission, TX	9,847	1,462,870	88.8%	90.2%	(1.4)%	89.1%	91.1%	(2.0)%	13.24	13.97	(5.2)%
Oklahoma City, OK	9,185	1,325,077	82.9%	86.8%	(3.9)%	84.4%	88.2%	(3.8)%	11.12	11.08	0.4%
Brownsville-Harlingen, TX	6,569	943,771	87.9%	90.8%	(2.9)%	88.5%	91.5%	(3.0)%	12.93	13.54	(4.5)%
San Antonio-New Braunfels, TX	6,474	828,790	81.8%	82.9%	(1.1)%	82.9%	85.1%	(2.2)%	15.22	15.59	(2.4)%
North Port-Sarasota-Bradenton, FL	9,407	959,937	90.4%	84.6%	5.8%	89.5%	85.5%	4.0%	19.56	22.38	(12.6)%
Los Angeles-Long Beach-Anaheim, CA	9,759	1,063,489	85.5%	86.7%	(1.2)%	86.2%	87.7%	(1.5)%	24.48	25.39	(3.6)%
Colorado Springs, CO	5,640	707,834	81.4%	83.9%	(2.5)%	83.4%	86.1%	(2.7)%	13.74	13.72	0.1%
San Juan-Bayamón-Caguas, PR	12,409	1,333,058	90.6%	92.7%	(2.1)%	90.7%	93.0%	(2.3)%	29.54	28.24	4.6%
Tulsa, OK	6,112	811,904	84.2%	85.3%	(1.1)%	84.9%	87.0%	(2.1)%	11.01	11.40	(3.4)%
Shreveport-Bossier City, LA	5,102	669,571	80.1%	86.1%	(6.0)%	81.3%	88.3%	(7.0)%	10.61	10.48	1.2%
Austin-Round Rock-Georgetown, TX	6,854	917,194	82.5%	85.6%	(3.1)%	83.5%	86.8%	(3.3)%	17.08	17.23	(0.9)%
Las Vegas-Henderson-Paradise, NV	6,622	819,130	86.8%	87.2%	(0.4)%	86.5%	88.4%	(1.9)%	14.21	14.70	(3.3)%
New Orleans-Metairie, LA	6,047	679,064	78.7%	82.1%	(3.4)%	79.4%	83.2%	(3.8)%	15.18	14.87	2.1%
Wichita, KS	4,200	586,926	84.2%	87.6%	(3.4)%	85.8%	88.6%	(2.8)%	13.10	12.78	2.5%
Other MSAs	175,414	22,267,161	84.0%	85.3%	(1.3)%	84.7%	86.5%	(1.8)%	15.17	15.49	(2.1)%
Total/Weighted Average	386,529	49,561,666	84.4%	85.8%	(1.4)%	85.2%	87.0%	(1.8)%	$15.56	$15.96	(2.5)%

2023 Same Store Pool(2)	357,777	45,938,683	84.5%	86.0%	(1.5)%	85.3%	87.2%	(1.9)%	$15.65	$16.06	(2.6)%

2022 Same Store Pool(3)	274,462	34,974,459	84.8%	86.0%	(1.2)%	85.6%	87.3%	(1.7)%	$15.67	$16.29	(3.8)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2023.
(3)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2022.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2024 compared to Year Ended December 31, 2023

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023	Change
Portland-Vancouver-Hillsboro, OR-WA	52	$44,075	$44,915	(1.9)%	$11,334	$10,757	5.4%	$32,741	$34,158	(4.1)%	74.3%	76.1%	(1.8)%
Riverside-San Bernardino-Ontario, CA	48	53,045	55,574	(4.6)%	11,929	11,842	0.7%	41,116	43,732	(6.0)%	77.5%	78.7%	(1.2)%
Houston-The Woodlands-Sugar Land, TX	37	32,854	33,717	(2.6)%	11,565	10,758	7.5%	21,289	22,959	(7.3)%	64.8%	68.1%	(3.3)%
Atlanta-Sandy Springs-Alpharetta, GA	30	23,414	25,792	(9.2)%	6,702	6,406	4.6%	16,712	19,386	(13.8)%	71.4%	75.2%	(3.8)%
Dallas-Fort Worth-Arlington, TX	27	19,703	20,098	(2.0)%	7,266	7,095	2.4%	12,437	13,003	(4.4)%	63.1%	64.7%	(1.6)%
Phoenix-Mesa-Chandler, AZ	25	22,829	24,804	(8.0)%	5,728	6,138	(6.7)%	17,101	18,666	(8.4)%	74.9%	75.3%	(0.4)%
McAllen-Edinburg-Mission, TX	21	18,433	19,393	(5.0)%	5,071	5,207	(2.6)%	13,362	14,186	(5.8)%	72.5%	73.2%	(0.7)%
Oklahoma City, OK	20	13,169	13,343	(1.3)%	3,612	3,464	4.3%	9,557	9,879	(3.3)%	72.6%	74.0%	(1.4)%
Brownsville-Harlingen, TX	16	11,472	11,826	(3.0)%	3,190	3,214	(0.7)%	8,282	8,612	(3.8)%	72.2%	72.8%	(0.6)%
San Antonio-New Braunfels, TX	15	11,133	11,928	(6.7)%	4,152	4,235	(2.0)%	6,981	7,693	(9.3)%	62.7%	64.5%	(1.8)%
North Port-Sarasota-Bradenton, FL	15	17,747	19,390	(8.5)%	5,643	5,422	4.1%	12,104	13,968	(13.3)%	68.2%	72.0%	(3.8)%
Los Angeles-Long Beach-Anaheim, CA	14	23,785	24,910	(4.5)%	5,621	5,776	(2.7)%	18,164	19,134	(5.1)%	76.4%	76.8%	(0.4)%
Colorado Springs, CO	14	8,580	8,776	(2.2)%	2,844	2,576	10.4%	5,736	6,200	(7.5)%	66.9%	70.6%	(3.7)%
San Juan-Bayamón-Caguas, PR	14	36,693	35,473	3.4%	7,093	6,723	5.5%	29,600	28,750	3.0%	80.7%	81.0%	(0.3)%
Tulsa, OK	13	8,207	8,373	(2.0)%	2,400	2,155	11.4%	5,807	6,218	(6.6)%	70.8%	74.3%	(3.5)%
Shreveport-Bossier City, LA	12	6,248	6,475	(3.5)%	2,099	1,976	6.2%	4,149	4,499	(7.8)%	66.4%	69.5%	(3.1)%
Austin-Round Rock-Georgetown, TX	12	13,484	13,823	(2.5)%	4,507	4,146	8.7%	8,977	9,677	(7.2)%	66.6%	70.0%	(3.4)%
Las Vegas-Henderson-Paradise, NV	12	10,753	11,198	(4.0)%	2,689	2,910	(7.6)%	8,064	8,288	(2.7)%	75.0%	74.0%	1.0%
New Orleans-Metairie, LA	12	8,692	8,836	(1.6)%	2,741	2,513	9.1%	5,951	6,323	(5.9)%	68.5%	71.6%	(3.1)%
Wichita, KS	12	7,079	6,977	1.5%	2,471	2,273	8.7%	4,608	4,704	(2.0)%	65.1%	67.4%	(2.3)%
Other MSAs	355	302,153	309,675	(2.4)%	90,839	86,702	4.8%	211,314	222,973	(5.2)%	69.9%	72.0%	(2.1)%
Total/Weighted Average	776	$693,548	$715,296	(3.0)%	$199,496	$192,288	3.7%	$494,052	$523,008	(5.5)%	71.2%	73.1%	(1.9)%

2023 Same Store Pool(2)	723	$647,517	$669,587	(3.3)%	$184,406	$177,828	3.7%	$463,111	$491,759	(5.8)%	71.5%	73.4%	(1.9)%

2022 Same Store Pool(3)	565	$496,416	$517,770	(4.1)%	$138,281	$133,924	3.3%	$358,135	$383,846	(6.7)%	72.1%	74.1%	(2.0)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2023.
(3)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2022.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2024 compared to Year Ended December 31, 2023
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023	Change
Portland-Vancouver-Hillsboro, OR-WA	21,027	2,566,876	87.6%	84.7%	2.9%	88.1%	88.1%	—%	$18.89	$19.33	(2.3)%
Riverside-San Bernardino-Ontario, CA	26,481	3,606,608	86.2%	86.3%	(0.1)%	86.7%	90.3%	(3.6)%	16.25	16.39	(0.9)%
Houston-The Woodlands-Sugar Land, TX	18,044	2,764,527	85.9%	88.3%	(2.4)%	88.0%	91.5%	(3.5)%	12.95	12.71	1.9%
Atlanta-Sandy Springs-Alpharetta, GA	14,242	1,991,779	79.9%	81.6%	(1.7)%	82.1%	86.8%	(4.7)%	13.79	14.50	(4.9)%
Dallas-Fort Worth-Arlington, TX	12,344	1,605,800	79.3%	84.6%	(5.3)%	83.0%	87.0%	(4.0)%	14.23	14.10	0.9%
Phoenix-Mesa-Chandler, AZ	14,750	1,650,300	82.4%	84.3%	(1.9)%	83.4%	86.5%	(3.1)%	16.02	16.82	(4.8)%
McAllen-Edinburg-Mission, TX	9,847	1,462,870	88.8%	90.2%	(1.4)%	89.8%	92.4%	(2.6)%	13.48	13.97	(3.5)%
Oklahoma City, OK	9,185	1,325,077	82.9%	86.8%	(3.9)%	86.3%	91.3%	(5.0)%	11.04	10.59	4.2%
Brownsville-Harlingen, TX	6,569	943,771	87.9%	90.8%	(2.9)%	89.3%	92.7%	(3.4)%	13.14	13.43	(2.2)%
San Antonio-New Braunfels, TX	6,474	828,790	81.8%	82.9%	(1.1)%	83.1%	87.9%	(4.8)%	15.41	15.46	(0.3)%
North Port-Sarasota-Bradenton, FL	9,407	959,937	90.4%	84.6%	5.8%	86.2%	87.2%	(1.0)%	20.68	22.33	(7.4)%
Los Angeles-Long Beach-Anaheim, CA	9,759	1,063,489	85.5%	86.7%	(1.2)%	86.7%	90.2%	(3.5)%	24.78	24.94	(0.6)%
Colorado Springs, CO	5,640	707,834	81.4%	83.9%	(2.5)%	85.3%	88.8%	(3.5)%	13.66	13.45	1.6%
San Juan-Bayamón-Caguas, PR	12,409	1,333,058	90.6%	92.7%	(2.1)%	91.4%	93.5%	(2.1)%	29.06	27.40	6.1%
Tulsa, OK	6,112	811,904	84.2%	85.3%	(1.1)%	85.9%	89.6%	(3.7)%	11.20	10.97	2.1%
Shreveport-Bossier City, LA	5,102	669,571	80.1%	86.1%	(6.0)%	83.6%	90.1%	(6.5)%	10.57	10.25	3.1%
Austin-Round Rock-Georgetown, TX	6,854	917,194	82.5%	85.6%	(3.1)%	84.4%	88.2%	(3.8)%	16.98	16.98	—%
Las Vegas-Henderson-Paradise, NV	6,622	819,130	86.8%	87.2%	(0.4)%	86.7%	87.5%	(0.8)%	14.48	14.98	(3.3)%
New Orleans-Metairie, LA	6,047	679,064	78.7%	82.1%	(3.4)%	81.2%	85.3%	(4.1)%	15.24	14.79	3.0%
Wichita, KS	4,200	586,926	84.2%	87.6%	(3.4)%	87.0%	91.0%	(4.0)%	12.99	12.38	4.9%
Other MSAs	175,414	22,267,161	84.0%	85.3%	(1.3)%	85.4%	87.9%	(2.5)%	15.29	15.28	0.1%
Total/Weighted Average	386,529	49,561,666	84.4%	85.8%	(1.4)%	85.8%	88.7%	(2.9)%	$15.68	$15.71	(0.2)%

2023 Same Store Pool(2)	357,777	45,938,683	84.5%	86.0%	(1.5)%	86.0%	89.1%	(3.1)%	$15.77	$15.80	(0.2)%

2022 Same Store Pool(3)	274,462	34,974,459	84.8%	86.0%	(1.2)%	86.1%	89.4%	(3.3)%	$15.86	$16.02	(1.0)%

(1)	MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2023.
(3)	Represents the subset of properties included in the 2024 same store pool that were in NSA's same store pool reported in 2022.

Supplemental Schedule 7

Same Store Operating Data (776 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023	YTD 2024	YTD 2023
Revenue
Rental revenue	$164,307	$167,796	$167,930	$167,775	$171,996	$667,808	$690,176
Other property-related revenue	6,380	7,012	6,252	6,096	6,318	25,740	25,120
Total revenue	170,687	174,808	174,182	173,871	178,314	693,548	715,296
Property operating expenses
Store payroll and related costs	12,115	11,791	12,293	12,368	12,169	48,567	49,263
Property tax expense	14,716	14,325	13,910	14,304	13,405	57,255	54,812
Utilities expense	4,840	5,714	4,571	4,855	4,666	19,980	19,653
Repairs & maintenance expense	3,527	3,658	4,012	3,891	3,632	15,088	15,171
Marketing expense	4,509	4,538	4,763	4,419	4,054	18,229	15,790
Insurance expense	2,637	2,555	2,657	2,514	2,596	10,363	9,062
Other property operating expenses	7,493	7,583	7,634	7,304	7,092	30,014	28,537
Total property operating expenses	49,837	50,164	49,840	49,655	47,614	199,496	192,288
Net operating income	$120,850	$124,644	$124,342	$124,216	$130,700	$494,052	$523,008

Net operating income margin	70.8%	71.3%	71.4%	71.4%	73.3%	71.2%	73.1%

Occupancy at period end	84.4%	85.6%	87.0%	85.9%	85.8%	84.4%	85.8%

Average occupancy	85.2%	86.3%	86.4%	85.6%	87.0%	85.8%	88.7%

Average annualized rental revenue per occupied square foot	$15.56	$15.67	$15.66	$15.80	$15.96	$15.68	$15.71

Supplemental Schedule 8

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023	YTD 2024	YTD 2023
Rental revenue
Same store portfolio	$164,307	$167,796	$167,930	$167,775	$171,996	$667,808	$690,176
Non-same store portfolio	6,722	6,671	6,439	12,607	26,697	32,439	103,790
Total rental revenue	171,029	174,467	174,369	180,382	198,693	700,247	793,966
Other property-related revenue
Same store portfolio	6,380	7,012	6,252	6,096	6,318	25,740	25,120
Non-same store portfolio	328	393	305	596	1,184	1,622	4,566
Total other property-related revenue	6,708	7,405	6,557	6,692	7,502	27,362	29,686
Property operating expenses
Same store portfolio	49,837	50,164	49,840	49,655	47,614	199,496	192,288
Non-same store portfolio	2,408	2,548	2,361	5,039	9,214	12,356	36,698
Total property operating expenses	52,245	52,712	52,201	54,694	56,828	211,852	228,986

Net operating income	125,492	129,160	128,725	132,380	149,367	515,757	594,666
Management fees and other revenue	12,381	11,749	9,522	9,074	9,217	42,726	34,411
General and administrative expenses	(12,629)	(13,114)	(16,189)	(15,674)	(14,956)	(57,606)	(59,281)
Depreciation and amortization	(48,153)	(47,661)	(46,710)	(47,331)	(53,988)	(189,855)	(221,993)
Other	(3,356)	(3,643)	(3,375)	(3,492)	(2,577)	(13,866)	(11,108)
Interest expense	(39,340)	(39,575)	(37,228)	(38,117)	(45,441)	(154,260)	(166,147)
Loss on early extinguishment of debt	—	(323)	—	—	—	(323)	(758)
Equity in (losses) earnings of unconsolidated real estate ventures	(5,284)	(4,712)	(4,449)	(1,630)	2,084	(16,075)	7,553
Acquisition and integration costs	(1,465)	(1,164)	(480)	(507)	(235)	(3,616)	(1,659)
Non-operating (expense) income	(38)	(83)	337	98	(590)	314	(1,016)
Gain on sale of self storage properties	—	—	2,668	61,173	63,910	63,841	63,910
Income tax (expense) benefit	(1,477)	(863)	(541)	(886)	1,265	(3,767)	(1,590)
Net Income	$26,131	$29,771	$32,280	$95,088	$108,056	$183,270	$236,988

Supplemental Schedule 9

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$15.56	$15.96	$15.68	$15.71
Total consolidated portfolio	15.47	15.49	15.61	15.24

Average Occupancy

Same store	85.2%	87.0%	85.8%	88.7%
Total consolidated portfolio	84.9%	86.4%	85.6%	88.0%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$3,802	$5,659	$12,989	$16,957
Value enhancing capital expenditures	186	520	2,861	6,364
Acquisitions capital expenditures	233	1,577	1,844	9,649
Total consolidated portfolio capital expenditures	$4,221	$7,756	$17,694	$32,970

Property Operating Expenses Detail

Store payroll and related costs	$12,701	$14,547	$51,675	$58,519
Property tax expense	15,418	16,126	60,893	66,315
Utilities expense	5,068	5,593	21,288	23,440
Repairs & maintenance expense	3,686	4,350	16,044	17,911
Marketing expense	4,721	4,901	19,152	18,995
Insurance expense	2,823	3,051	11,135	10,633
Other property operating expenses	7,828	8,260	31,665	33,173
Property operating expenses on the Company's statements of operations	$52,245	$56,828	$211,852	$228,986

General and Administrative Expenses Detail

Supervisory and administrative expenses	$2,072	$5,148	$15,639	$21,237
Equity-based compensation expense	1,855	1,651	7,952	6,679
Other general and administrative expenses	8,702	8,157	34,015	31,365
General and administrative expenses on the Company's statements of operations	$12,629	$14,956	$57,606	$59,281

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, integration costs, executive severance costs, equity-based compensation expense, losses on sale of properties, impairment of long-lived assets and casualty-related expenses, losses and recoveries, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures, including the removal of the non-cash effect of applying hypothetical liquidation at book value (HLBV) for purposes of allocating GAAP net income (loss) for the 2024 Joint Venture. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjusting equity in earnings (losses) to reflect the Company's share of FFO in unconsolidated real estate ventures. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on preferred shares and preferred units, and, prior to the internalization of the PRO structure, subordinated performance units and DownREIT subordinated performance units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, integration costs, executive severance costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, casualty-related expenses, losses and related recoveries, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD OF UNCONSOLIDATED REAL ESTATE VENTURE: Subject to achieving certain performance benchmarks by the non-NSA investor, the distribution rights and priorities set forth in the 2024 Joint Venture agreement may differ from what is reflected by the underlying percentage ownership interest of the venture. Accordingly, NSA allocates GAAP income (loss) for its 2024 Joint Venture utilizing the hypothetical liquidation at book value ("HLBV") method, in which NSA allocates income or loss based on the change in each owners' claim on the net assets of the venture at period end assuming the liquidation of the underlying book value of the venture after adjusting for any distributions or contributions made during such period.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as debt financing less cash and cash equivalents (both as reflected on the consolidated balance sheet), divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.

NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", were NSA's experienced regional self storage operators with local operational focus and expertise. Effective July 1, 2024, NSA completed the internalization of its PRO structure. NSA has transitioned the majority of operations in a phased approach, which is expected to continue over the 12 month period following July 1, 2024.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, were Class B common units of limited partner interest in the Company's operating partnership. SP units, which were linked to the performance of specific contributed portfolios, were intended to incentivize the Company's former PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continued to manage on NSA's behalf. Because subordinated performance unit holders received distributions only after portfolio-specific minimum performance thresholds were satisfied, the Company believed SP units played a key role in aligning the interests of the Company's former PROs with NSA and the Company's shareholders. The DownREIT partnerships also issued units of limited partner interest that were intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units. Effective July 1, 2024, in connection with the internalization of the PRO structure, all 11,906,167 outstanding subordinated performance units and DownREIT subordinated performance units were converted into an aggregate of 17,984,787 OP units and DownREIT OP units.

Equity Research Coverage

Barclays	BMO Capital Markets	BofA Global Research
Brendan Lynch	Juan Sanabria	Jeff Spector
212.526.9428	312.845.4074	646.855.1363

Citi Investment Research	Deutsche Bank	Evercore ISI
Eric Wolfe	Omotayo Okusanya	Samir Khanal / Steve Sakwa
212.816.2640	212.250.9284	212.888.3796 / 212.446.9462

Green Street	Jefferies LLC	KeyBanc Capital Markets
Spenser Allaway	Jonathan Petersen	Todd Thomas
949.640.8780	212.284.1705	917.368.2286

Morgan Stanley	RW Baird	Truist Securities
Ronald Kamdem	Wes Golladay	Ki Bin Kim
212.296.8319	216.737.7510	212.303.4124

UBS	Wells Fargo	Wolfe Research
Michael Goldsmith	Eric Luebchow	Keegan Carl
212.713.2951	312.630.2386	646.582.9251